Exhibit 99.2

PROXY CARD

SUNFUELS, INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL

MEETING OF SHAREHOLDERS TO BE HELD [    ], 2007

The undersigned hereby constitutes, appoints and authorizes Jeffrey Probst the true and lawful attorney and proxy of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the common stock of SUNFUELS, INC., a Colorado corporation (the “Company”), at the Special Meeting of Shareholders to be held at [    ], at [    ], local time, on [    ], 2007 and at any and all adjournments thereof, on Proposal 1 and, in his discretion, on all other matters coming before the meeting.

The Board of Directors Recommends a Vote FOR Proposal 1.

1.	PROPOSAL ONE: To approve the Agreement and Plan of Merger, dated as of January 26, 2007, as amended, by and among M-Wave, Inc., Ocean Merger Sub, Inc., SunFuels, Inc. and Blue Sun Biodiesel, LLC.

☐	For the Merger and Related Transactions	☐	Against the Merger and Related Transactions

2.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy and Information Statement furnished herewith.

Dated: , 2007

Signature(s) of Shareholder(s)

Printed Name(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereof. Executors, administrators, trustees, guardians and attorneys should identify their role (or title) when signing. Attorneys should submit powers of attorney simultaneously with this proxy card. If a corporation, please sign in full corporate name by President or other authorized officer.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUNFUELS, INC. PLEASE SIGN AND RETURN THIS PROXY BY MAIL IN THE ENVELOPE PROVIDED, VIA FAX TO TODD M. KLEINMAN, CORPORATE SECRETARY FOR THE COMPANY AT 303-865-7705 OR VIA PDF E-MAIL ATTACHMENT TO TODD@GOBLUESUN.COM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU LATER DECIDE TO ATTEND THE MEETING IN PERSON.